Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Naugatuck Valley Financial Corporation of our report dated March 29, 2010, relating to our audits of the consolidated financial statements of Southern Connecticut Bancorp., Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

New Haven, Connecticut

June 11, 2010